Exhibit 2.1

ASG Consolidated LLC

ASG Finance, Inc.

$196,000,000 Principal Amount at Maturity

($124,852,000 in Gross Proceeds)

11.50% Senior Discount Notes due 2011

Purchase Agreement

dated October 14, 2004

Banc of America Securities LLC

Goldman, Sachs & Co.

Table of Contents

SECTION 1.	Representations and Warranties	2
(a)	No Registration Required	2
(b)	No Integration of Offerings or General Solicitation	3
(c)	Eligibility for Resale Under Rule 144A	3
(d)	The Offering Memorandum	3
(e)	The Purchase Agreement	4
(f)	Amendment to Senior Credit Facility	4
(g)	The Registration Rights Agreement	4
(h)	Authorization of the Securities and the Exchange Securities	4
(i)	Authorization of the Indenture	5
(j)	The DTC Letter of Representations	5
(k)	Description of the Securities and the Indenture	5
(l)	No Material Adverse Change	5
(m)	Compliance with Sarbanes-Oxley Act of 2002	6
(n)	Independent Accountants	6
(o)	Preparation of the Financial Statements	6
(p)	Incorporation of the Companies and their Subsidiaries	6
(q)	Capitalization and Other Capital Stock Matters	7
(r)	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	7
(s)	No Material Actions or Proceedings	9
(t)	Intellectual Property Rights	9
(u)	All Necessary Permits, etc	9
(v)	Title to Properties	9
(w)	Material Agreements	10
(x)	Tax Law Compliance	10
(y)	Each Company Not an “Investment Company”	10
(z)	Insurance	10
(aa)	No Price Stabilization or Manipulation	11
(bb)	Solvency	11
(cc)	No Unlawful Contributions or Other Payments	11
(dd)	Accounting System	11
(ee)	Compliance with Environmental Laws	11
(ff)	ERISA Compliance	12
(gg)	Taxes; Fees	13
(hh)	No Labor Disputes	13
(ii)	ASG Finance, Inc.	13
(jj)	EBITDA	13
SECTION 2.	Purchase, Sale and Delivery of the Securities	14
(a)	The Securities	14
(b)	The Closing Date	14
(c)	Delivery of the Securities	14
(d)	Delivery of Offering Memorandum to the Initial Purchaser	14
(e)	Initial Purchasers as Qualified Institutional Buyers	14
(f)	Initial Purchaser Representation	14

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SECTION 3.	Additional Covenants	15
(a)	Initial Purchaser’s Review of Proposed Amendments and Supplements	15
(b)	Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters	15
(c)	Copies of the Offering Memorandum	15
(d)	Blue Sky Compliance	15
(e)	Use of Proceeds	16
(f)	The Depositary	16
(g)	Additional Issuer Information	16
(h)	Future Agreement Not to Offer or Sell Additional Securities	16
(i)	Future Reports to the Initial Purchaser	16
(j)	No Integration	17
(k)	Legended Securities	17
(l)	PORTAL	17
(m)	Rating of Securities	17
SECTION 4.	Payment of Expenses	17
SECTION 5.	Conditions of the Obligations of the Initial Purchaser	18
(a)	Accountants’ Comfort Letter	18
(b)	No Material Adverse Change or Ratings Agency Change	18
(c)	Opinion of Counsel for the Companies	19
(d)	Opinion of Counsel for the Initial Purchaser	19
(e)	Officers’ Certificate	19
(f)	Bring-down Comfort Letter	19
(g)	PORTAL Listing	20
(h)	Registration Rights Agreement	20
(i)	Amendment of the Senior Credit Facility	20
(j)	Depositary	20
(k)	Additional Documents	20
(l)	Condition of the Obligations of the Companies	20
SECTION 6.	Reimbursement of Initial Purchaser’s Expenses	20
SECTION 7.	Offer, Sale and Resale Procedures	21
(a)	Offers and Sales to QIBs, and non-U.S. Persons	21
(b)	No General Solicitation	21
(c)	Restrictions on Transfer	21
SECTION 8.	Indemnification.	22
(a)	Indemnification of the Initial Purchaser	22
(b)	Indemnification of the Companies, Their Respective Directors and Officers	23
(c)	Notifications and Other Indemnification Procedures	24
(d)	Settlements	25
SECTION 9.	Contribution	25
SECTION 10.	Termination of This Agreement	26

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SCHEDULE I	-	List of Initial Purchasers
SCHEDULE A	-	Subsidiaries of ASG Consolidated LLC
SCHEDULE B	-	List of Material Agreements

EXHIBIT A	-	Form of Registration Rights Agreement
EXHIBIT B	-	Form of Opinion of New York Counsel for the Companies
EXHIBIT C	-	Form of Opinion of Washington Counsel for the Companies
EXHIBIT D	-	Form of Opinion of General Counsel for the Companies
EXHIBIT E	-	Form of Opinion of Regulatory Counsel for the Companies

ANNEX 1	-	Terms and Conditions of Offers and Sales

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Purchase Agreement

October 14, 2004

BANC OF AMERICA SECURITIES LLC

GOLDMAN, SACHS & CO.

c/o Banc of America Securities LLC

       9 West 57th Street

       New York, New York 10019

As Initial Purchasers

Ladies and Gentlemen:

Introductory. ASG Consolidated LLC, a Delaware limited liability company (“ASG LLC”), and ASG Finance, Inc., a Delaware corporation and wholly owned subsidiary of LLC (“ASG Inc.” and, together with ASG LLC, collectively, the “Companies” and, each individually, a “Company”), propose to issue and sell to Banc of America Securities LLC and Goldman, Sachs & Co. (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in Schedule I of $196,000,000 aggregate principal amount at maturity of their 11.50% Senior Discount Notes due 2011 ($124,852,000 in gross proceeds) (the “Securities”). Banc of America Securities LLC and Goldman, Sachs & Co. have agreed to act as the Initial Purchasers in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture, dated as of October 19, 2004 (the “Indenture”), between the Companies and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a blanket issuer letter of representations, to be dated as of or prior to the Closing Date (as defined in Section 2) (the “DTC Letter of Representations”), among the Companies, the Trustee and the Depositary.

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of October 19, 2004 (the “Registration Rights Agreement”), between the Companies and the Initial Purchasers, substantially in the form of Exhibit A attached hereto, pursuant to which the Companies will agree to file, within 180 days of the Closing Date, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Exchange Securities (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”) (which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

The Companies understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) under the Securities Act or Regulation S under the Securities Act (“Regulation S”)).

The Companies have prepared and delivered to the Initial Purchasers copies of a Preliminary Offering Memorandum, dated October 12, 2004 (the “Preliminary Offering Memorandum”), and have prepared and will deliver to the Initial Purchaser, copies of the Offering Memorandum, describing the terms of the Securities, each for use by the Initial Purchasers in connection with its solicitation of offers to purchase the Securities. As used herein, the “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the offering memorandum, dated October 14, 2004 including amendments or supplements thereto, any exhibits thereto, in the most recent form that has been prepared and delivered by the Companies to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by the Companies prior to the completion of the distribution of the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Offering Memorandum.

Each of the Companies hereby confirms its respective agreement with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Companies hereby jointly and severally represents, warrants and covenants to the Initial Purchasers as follows:

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the

Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation . Neither of the Companies has, directly or indirectly, solicited any offer to buy or offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Companies, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) or any person acting on their behalf (other than the Initial Purchaser, as to whom neither of the Companies makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Companies, their respective Affiliates or any person acting on their behalf (other than the Initial Purchaser, as to whom neither of the Companies makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Companies, their respective Affiliates and any person acting on their behalf (other than the Initial Purchaser, as to whom neither of the Companies makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act.

(c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

(d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Companies in writing by the Initial Purchaser, expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4). Neither of the Companies has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities, other than the Preliminary Offering Memorandum or the Offering Memorandum.

(e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Companies, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f) Amendment to Senior Credit Facility. At the Closing Date, the amendment to American Seafoods Group LLC’s (“Group”) senior credit facility (the “Senior Credit Facility”), as described in the Offering Memorandum under “Offering Memorandum Summary—Recent Developments —Amendment to Senior Credit Facility,” will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, each of Group and its Affiliates that are party thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, each of the Companies, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification thereunder may be limited by applicable law. Pursuant to the Registration Rights Agreement, each of the Companies will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Companies with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

(h) Authorization of the Securities and the Exchange Securities. (i) The Securities to be purchased by the Initial Purchasers from the Companies are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Companies and, when the Securities have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Companies, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; and (ii) the Exchange Securities have been duly and validly authorized for issuance by each of the Companies, and when the Exchange Securities have been issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Companies, enforceable against each of the Companies in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

(i) Authorization of the Indenture. The Indenture has been duly authorized by each of the Companies and, at the Closing Date, will have been duly executed and delivered by each of the Companies and will constitute a valid and binding agreement of each of the Companies, enforceable against each of the Companies in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) The DTC Letter of Representations. At the Closing Date, the DTC Letter of Representations will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, each of the Companies, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Securities and the Indenture. The Securities, the Indenture and the Exchange Securities conform or will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and, if applicable, the Registration Statement at the time such Registration Statement becomes effective.

(l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, management or prospects, whether or not arising from transactions in the ordinary course of business, of ASG LLC and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) ASG LLC and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of membership interests and no redemptions or repurchases of membership interest by ASG LLC, except for dividends paid by a subsidiary to ASG LLC or other subsidiaries of ASG LLC, or redemptions or repurchases of membership interests by subsidiaries of ASG LLC.

(m) Compliance with Sarbanes-Oxley Act of 2002. ASG LLC and, to the best of its knowledge, its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof, in each case, insofar as such Act, rules or regulations are applicable to them.

(n) Independent Accountants. KPMG LLP (the “Independent Accountants”), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum, are independent public or certified public accountants with respect to the Companies within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

(o) Preparation of the Financial Statements. The financial statements of ASG LLC and Group, together with the related supporting schedules, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of each of ASG LLC and Group and their respective subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Offering Memorandum Summary—Summary Consolidated Financial Information” and “Selected Historical Financial Information” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma consolidated condensed financial statements of ASG LLC and its subsidiaries and the related notes thereto included under the caption “Offering Memorandum Summary—Summary Consolidated Financial Information” and elsewhere in the Offering Memorandum present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(p) Incorporation of the Companies and their Subsidiaries. Each of the Companies and their respective subsidiaries has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or other organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has corporate power and authority, limited liability company power and authority or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Companies, to enter into and perform their respective obligations under each of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities and the Indenture. Each of the Companies and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of ASG Inc. has been duly authorized and validly issued, is fully paid and nonassessable and is owned by ASG LLC, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as otherwise disclosed in the Offering Memorandum, all of the membership interests in each direct or indirect partnership, corporate or limited liability company subsidiary of ASG LLC are owned by ASG LLC, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. ASG LLC does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule A hereto. ASG Inc. has no subsidiaries.

(q) Capitalization and Other Capital Stock Matters. At June 30, 2004, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto and the use of proceeds thereof as described in the Offering Memorandum, the Companies would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization,” subject to the notes and assumptions included therein (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum). None of the outstanding membership and other equity or economic interests in ASG LLC were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of ASG LLC. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any membership interest or capital stock of ASG LLC or any of its subsidiaries other than those accurately described in the Offering Memorandum. The description of ASG LLC’s and/or its subsidiaries’ stock option, stock bonus, unit option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly describes such plans, arrangements, options and rights.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither of the Companies nor any of their subsidiaries (i) is in violation of its certificate of formation or incorporation, as the case may be, or by-laws or limited liability company agreement, as the case may be, or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which either of the Companies or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Companies or any of their subsidiaries is subject (each, an “Existing Instrument”), except in the case of clause (ii) for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Companies’ execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum have been duly authorized by all necessary corporate action or limited liability company action, as the case may be, and (i) will not result in any violation of the provisions of the certificate of formation or certificate of incorporation, as the case may be, or by-laws or limited liability company agreement, as the case may be, of either of the Companies or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or constitute a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, encumbrances or unobtained consents as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Companies or any of their subsidiaries, including, without limitation, pursuant to maritime law or the rules or regulations of the Maritime Administration of the Department of Transportation (the “MarAd”). Except as otherwise disclosed in the Offering Memorandum under the caption “Risk Factors—Risks Relating to Our Industry and its Regulation—If we do not comply with rules regulating non-U.S. citizen ownership and control of fishing vessels, we could lose our eligibility to participate in U.S. fisheries”, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, including, without limitation, pursuant to maritime law or the rules or regulations of the MarAd, is required for either of the Companies’ execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the other transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Companies and are in full force and effect under the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws and except such as may be required by federal and state securities laws or the Trust Indenture Act with respect to the Companies’ obligations under the Registration Rights Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Companies or any of their subsidiaries.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of ASG LLC’s knowledge, threatened: (i) against ASG LLC or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, ASG LLC or any of its subsidiaries, where in any such case described in clause (i) or (ii) (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to ASG LLC or such subsidiary and (B) any such action, suit or proceeding would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(t) Intellectual Property Rights. ASG LLC and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such Intellectual Property Rights would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither ASG LLC nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change and neither of the Companies nor any of their subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except where such a default would not result in a Material Adverse Change.

(u) All Necessary Permits, etc. Each of ASG LLC and its subsidiaries possess such valid and current certificates, authorizations, permits and licenses issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses (including all certificates, authorizations, permits and licenses relating to the ownership of fishing vessels and all fishing and fish processing rights, licenses, approvals, quotas, permits, entitlements and privileges of whatever nature necessary for ASG LLC and its subsidiaries to conduct their business as described in the Offering Memorandum) except where the failure to possess such certificates, authorizations, permits and licenses would not result in a Material Adverse Change, and neither of the Companies nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(v) Title to Properties. Each of ASG LLC and its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by ASG LLC or any such subsidiary and except for liens described in the Offering Memorandum under “Risk Factors—Risks Relating to Our Industry and its Regulation—If we and members of our crew fail to comply with applicable regulations, our vessels may become subject to liens, foreclosure risks and various penalties and our fishing rights could be revoked.” The real property, improvements, equipment and personal property held under lease by ASG LLC or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by ASG LLC or any such subsidiary.

(w) Material Agreements. The agreements, contracts or instruments listed in Schedule B attached hereto are the only material agreements, contracts or instruments binding upon any of ASG LLC and its subsidiaries on the date hereof that are material to the operation of the business of ASG LLC and its subsidiaries, taken as a whole.

(x) Tax Law Compliance. Except for any non-compliance that would not result in any Material Adverse Change, each of ASG LLC and its subsidiaries has filed all federal, state and foreign income and franchise tax returns required to have been filed and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in each case, as may be being contested in good faith and by appropriate proceedings. Each of ASG LLC and its subsidiaries has made adequate charges, accruals and reserves in accordance with generally accepted accounting principles in the applicable financial statements referred to in Section 1(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of ASG LLC or any of its subsidiaries has not been finally determined.

(y) Each Company Not an “Investment Company”. Each of the Companies has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Companies are not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act and each of the Companies will conduct its business in a manner so that it will not become subject to the Investment Company Act during the term of the Securities.

(z) Insurance. Except as described in the Offering Memorandum under the section “Business—Insurance”, each of ASG LLC and its subsidiaries is insured by recognized, and to ASG LLC’s knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by ASG LLC and its subsidiaries against theft, damage, destruction and acts of vandalism. ASG LLC, in its reasonable judgment, has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither ASG LLC nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa) No Price Stabilization or Manipulation. Neither of the Companies has taken and will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Companies to facilitate the sale or resale of the Securities.

(bb) Solvency. Each of the Companies is, and, after giving effect to the sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be, Solvent. As used herein, the term “Solvent” means, with respect to each Company on a particular date, that on such date (i) the fair value of its assets is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured, (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) it does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted after giving due consideration to the prevailing practice in the industry in which it is engaged or is to engage.

(cc) No Unlawful Contributions or Other Payments. Neither ASG LLC nor any of its subsidiaries nor, to the best of the Companies’ knowledge, any employee or agent of ASG LLC or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(dd) Accounting System. ASG LLC and its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither ASG LLC nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment

(including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of ASG LLC or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has ASG LLC or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that ASG LLC or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which any of the Companies has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by either of the Companies or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of either of the Companies’ knowledge, threatened against ASG LLC or any of its subsidiaries or any person or entity whose liability for any Environmental Claim ASG LLC or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of either Companies’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against ASG LLC or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim ASG LLC or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(ff) ERISA Compliance. Except for any non-compliance that would not result in any Material Adverse Change, each of ASG LLC and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by ASG LLC, its subsidiaries or its “ERISA Affiliates” (as defined below) are in compliance in all respects with ERISA. “ERISA Affiliate” means, with respect to ASG LLC or a subsidiary, any member of any group of organizations described in Sections 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which ASG LLC or such subsidiary is a member. No “reportable event” (as defined under ERISA which is not otherwise waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by ASG

LLC, its subsidiaries or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by ASG LLC, its subsidiaries or any of its ERISA Affiliates and which is covered by Title IV of ERISA, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) which could reasonably result in material liability. Neither ASG LLC, its subsidiaries nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by either Company, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(gg) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Companies of the Securities.

(hh) No Labor Disputes. No material labor dispute with the employees of ASG LLC or any of its subsidiaries exists or, to the knowledge of ASG LLC, is imminent; and ASG LLC is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors that would result in a Material Adverse Change.

(ii) ASG Finance, Inc. ASG Finance, Inc. has no subsidiaries and has conducted no business prior to the date hereof other than in connection with the transactions contemplated by this Agreement.

(jj) EBITDA. The consolidated adjusted EBITDA of Group and its subsidiaries for the last twelve months ended June 30, 2004 was not less than $114 million (with adjusted EBITDA to be determined as described in the Offering Memorandum under “Offering Memorandum Summary—Summary Consolidated Financial Information”), and the pro forma ratio of total debt of Group and its subsidiaries at June 30, 2004 to the consolidated adjusted EBITDA of Group and its subsidiaries for the last twelve months ended June 30, 2004 (which pro forma ratio shall be calculated after giving effect to the offering and sale of the Securities and the use of proceeds thereof and be satisfactory to Banc of America Securities LLC in its reasonable judgment) was not greater than 5.5:1.0.

Any certificate signed by an officer of either Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Company to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Companies agree to issue and sell to the several Initial Purchasers all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Companies the aggregate principal amount at maturity of Securities set forth opposite their names on Schedule I, at a purchase price of 62.1075% of the principal amount at maturity thereof payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Companies and the Initial Purchaser) at 9:00 a.m., New York City time, on October 19, 2004, or such other time and date as the Initial Purchasers shall designate by notice to the Companies (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. The Companies shall deliver, or cause to be delivered, to Banc of America Securities LLC for the account of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.

(d) Delivery of Offering Memorandum to the Initial Purchaser. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Companies shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

(e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Companies that (i) it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act (an “Accredited Investor”) and (ii) it will comply with all requirements of Rule 144A or Regulation S under the Securities Act including, without limitation, the terms and conditions of offers and sales set forth in Annex I.

(f) Initial Purchaser Representation. Each Initial Purchaser severally and not jointly represents and warrants to the Companies that (i) it will offer and sell the Securities only to investors on its existing “qualified institutional buyer” lists, and (ii) in connection with its solicitation of offers to purchase the Securities, it will not rely on any written offering material other than the Preliminary Offering Memorandum and the Offering Memorandum.

SECTION 3. Additional Covenants. Each of the Companies further jointly and severally covenants and agrees with each Initial Purchaser as follows:

(a) Initial Purchaser’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Companies shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Companies shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably objects.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Companies agree to promptly prepare (subject to Section 3(a) hereof), and furnish at their own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

Each of the Companies hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3(b).

(c) Copies of the Offering Memorandum. ASG LLC agrees to furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as it shall have reasonably requested.

(d) Blue Sky Compliance. Each of the Companies shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither of the Companies shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. ASG LLC will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Companies shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Companies shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

(f) The Depositary. The Companies will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. The Companies shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers. Additionally, at any time when the Companies are not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Companies shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of subsection d(4) of Rule 144A.

(h) Future Agreement Not to Offer or Sell Additional Securities. During the period of 180 days following the date of the Offering Memorandum, neither Company will, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of either Company substantially similar to the Securities or securities exchangeable for or convertible into debt securities of either Company substantially similar to the Securities (other than as contemplated by this Agreement and to register the Exchange Securities).

(i) Future Reports to the Initial Purchaser. For so long as any Securities or Exchange Securities remain outstanding, the Companies will furnish to Banc of America Securities LLC as soon as practicable after the end of each fiscal year, copies of the Annual Report of ASG LLC containing the balance sheet of ASG LLC as of the close of such fiscal year and statements of income, stockholders’ equity or its equivalent and cash flows for the year then ended and the opinion thereon of ASG LLC’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual

Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by ASG LLC with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of ASG LLC mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

(j) No Integration. Each of the Companies agrees that it will not and will cause its Affiliates not to make any offer or sale of its securities of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Companies to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) Legended Securities. Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(l) PORTAL. The Companies will use their best efforts to cause the Securities to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the “PORTAL market”).

(m) Rating of Securities. The Companies shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), and Moody’s Investor Services, Inc. (“Moody’s”) to provide their respective credit ratings to the Securities at or prior to the time of their initial issuance.

Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Companies of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Companies jointly and severally agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs); (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser; (iii) all fees and expenses of the Companies’ counsel, independent public or certified public accountants and other advisors; (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture,

the DTC Letter of Representations, and the Securities; (v) all filing fees, attorneys’ fees and expenses incurred by the Companies or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions; (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market; (viii) any reasonable and documented fees, disbursements and other charges of counsel to the Initial Purchasers incurred in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities; (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Companies in connection with approval of the Securities by the Depositary for “book-entry” transfer; and (x) the performance by the Companies of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, each of the Initial Purchasers shall pay its own expenses, including the fees and disbursements of its counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Companies set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by either Company of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from the Independent Accountants, a letter dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to the Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of either Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c) Opinion of Counsel for the Companies. On the Closing Date, the Initial Purchasers shall have received (i) the favorable opinion of Debevoise & Plimpton LLP, New York counsel for the Companies, dated as of such Closing Date, the form of which is attached as Exhibit B, (ii) the favorable opinion of Mundt MacGregor LLP, Washington counsel for the Companies, dated as of such Closing Date, the form of which is attached as Exhibit C hereto, (iii) the favorable opinion of Matthew D. Latimer, Chief Legal Officer and General Counsel for the Companies, dated as of such Closing Date, the form of which is attached as Exhibit D hereto and (iv) the favorable opinion of Preston Gates Ellis & Rouvelas Meeds LLP, regulatory counsel for the Companies, dated as of such Closing Date, the form of which is attached as Exhibit E hereto.

(d) Opinion of Counsel for the Initial Purchaser. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchaser.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Managing Director, Chief Executive Officer or President of each Company and the Chief Financial Officer or Chief Accounting Officer of each Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of each of the Companies, as the case may be, set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Companies has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Bring-down Comfort Letter. On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g) PORTAL Listing. At the Closing Date the Securities shall have been designated for trading on the PORTAL market.

(h) Registration Rights Agreement. Each of the Companies shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(i) Amendment of the Senior Credit Facility. An amendment of the Senior Credit Facility, the terms of which amendment are substantially as described in the Offering Memorandum under “Offering Memorandum Summary—Recent Developments—Amendment to Senior Credit Facility,” shall have been executed by each of the Companies and the required lenders thereunder, and shall be in full force and effect.

(j) Depositary. At the Closing Date, the Securities will be eligible for clearance and settlement through the facilities of the Depositary.

(k) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such additional information and documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Companies at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

(l) Condition of the Obligations of the Companies. The obligations of the Companies to sell and deliver the Securities as provided herein on the Closing Date shall be subject to the accuracy of the Initial Purchaser’s representation set forth in Section 2(f).

SECTION 6. Reimbursement of Initial Purchaser’s Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of either Company to perform any agreement herein or to comply with any provision hereof, the Companies jointly and severally agree to reimburse the Initial Purchasers, severally, upon demand for all reasonable and documented out-of-pocket fees and expenses that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees, disbursements and other charges of Shearman & Sterling LLP, counsel to the Initial Purchasers and of any special and local counsel retained by the Initial Purchasers, printing expenses, travel expenses, expenses incurred in connection with roadshow presentations, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and each of the Companies, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and Sales to QIBs, and non-U.S. Persons. Offers and sales of the Securities will be made only by the Initial Purchasers or their affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) or directed selling efforts (within the meaning of Rule 902 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Restrictions on Transfer. Upon original issuance by the Companies, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT: (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(a)

TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (ii) TO THE ISSUERS OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

The Initial Purchasers shall not be liable or responsible to either Company for any losses, damages or liabilities suffered or incurred by either Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security other than any such losses, damages or liabilities arising from the sale of the Securities by the Initial Purchasers to Subsequent Purchasers.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchaser. Each of the Companies jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Companies sought to be bound), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of either Company contained herein; or (iii) in whole or in part upon any failure of either Company to perform its obligations hereunder or under law; or (iv) upon any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Companies shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence, willful misconduct or knowing violation of any resale provision of Rule 144A or Regulation S; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Companies by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Companies may otherwise have.

(b) Indemnification of the Companies, Their Respective Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Companies and each of their directors and each person, if any, who controls the Companies within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Companies or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering

Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Companies by the Initial Purchasers expressly for use therein; and to reimburse the Companies or any such director or controlling person for any legal and other expenses reasonably incurred by the Companies or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Companies hereby acknowledge that the only information that the Initial Purchasers have furnished to the Companies expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on introductory page (ii) of the Offering Memorandum concerning stabilization by the Initial Purchasers and (B) the sixth paragraph under the caption “Plan of Distribution” in the Offering Memorandum; and the Initial Purchasers confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have for contribution or otherwise under this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchasers in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that (i) it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Companies, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Companies, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Companies, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Companies, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Companies and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Initial Purchasers shall not be required to contribute any amount in excess of the discount received by the Initial Purchasers in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For the purposes of this Section 9, each director, officer and employee of the Initial Purchasers and each person, if any, who controls any of the Initial Purchasers within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of either Company, and each person, if any, who controls either Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as either Company.

SECTION 10. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the

Companies if at any time (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD, or a material disruption in securities settlement or clearance services in the United States shall have occurred; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware, Washington or any other state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) either of the Companies shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Companies regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) either Company to any Initial Purchaser, except that each Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to either Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Companies, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, either Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: 212-847-6441

Attention: John McCusker

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: 212-848-7179

Attention: Rohan S. Weerasinghe

If to the Companies:

ASG Consolidated LLC

c/o American Seafoods Group LLC

Market Place Tower

2025 First Avenue, Suite 1200

Seattle, WA 98121

Facsimile: 206-374-1516

Attention: Chief Legal Officer and General Counsel

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Facsimile: 212-909-6836

Attention: Jeffrey J. Rosen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions; Consent to Jurisdiction.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one of the Initial Purchasers shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchaser shall be obligated to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If any of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Companies for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Companies shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. This Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Companies the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ASG CONSOLIDATED LLC

By:
Name:	Bernt O. Bodal
Title:	Chairman and Chief Executive Officer

ASG FINANCE, INC.

By:
Name:	Bernt O. Bodal
Title:	Director

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC

GOLDMAN, SACHS & CO.

By: BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

By: GOLDMAN, SACHS & CO.

By:
Name:
Title:

SCHEDULE I

Initial Purchaser	Principal Amount at Maturity of 11.50% Senior Discount Notes due 2011
Banc of America Securities LLC	$176,400,000.00
Goldman, Sachs & Co.	19,600,000.00

Total	$196,000,000.00

Schedule I

SCHEDULE A

SUBSIDIARIES OF ASG CONSOLIDATED LLC

Subsidiary	Jurisdiction of Organization
American Seafoods Group LLC	Delaware

American Seafoods Finance, Inc.	Delaware

American Challenger LLC	Delaware

American Dynasty LLC	Delaware

American Seafoods Company LLC	Delaware

American Seafoods International LLC	Delaware

American Seafoods Processing LLC	Delaware

American Triumph LLC	Delaware

ASG Finance, Inc.	Delaware

The Hadley Group LLC	Delaware

Katie Ann LLC	Delaware

New Bedford Seafoods LLC	Delaware

Northern Eagle LLC	Delaware

Northern Hawk LLC	Delaware

Northern Jaeger LLC	Delaware

Ocean Rover LLC	Delaware

American Seafoods Company Japan Ltd.	Japan

Pacific Longline Company LLC	Washington

Deep Pacific, LLC	Washington

Lilli Ann, LLC	Washington

North Cape Fisheries LLC	Washington

Southern Pride Catfish LLC	Delaware

Southern Pride Trucking, Inc.	Delaware

Schedule A

SCHEDULE B

LIST OF MATERIAL AGREEMENTS

1.	the Pollock Conservation Cooperative Agreement, dated December 1998, granting American Seafoods Company the right to harvest and process 16.57% of the directed pollock catch.

2.	the CDQ Royalty Agreement dated October 14, 2002, between American Seafoods Company LLC and Coastal Villages Region Fund, whereby American Seafoods Company LLC purchases from Coastal Villages Region Fund all of the allowable catch allocated to it through December 31, 2005.

3.	the Indenture, dated as of April 18, 2002, among American Seafoods Group LLC, American Seafoods, Inc., the Guarantors listed on Schedule A thereto and Wells Fargo Bank Minnesota, National Association, as trustee, relating to the 101/8% Senior Subordinated Notes due 2010.

4.	Supplemental Indenture, dated as of December 16, 2002, among American Seafoods Group LLC, American Seafoods, Inc., Southern Pride Catfish LLC and Wells Fargo Bank Minnesota, National Association, as trustee.

5.	Supplemental Indenture, dated as of December 16, 2002, among American Seafoods Group LLC, American Seafoods, Inc., Southern Pride Catfish Trucking Inc. and Wells Fargo Bank Minnesota, National Association, as trustee.

6.	Amended and Restated Credit Agreement, dated as of April 18, 2002, as amended to date, by and among American Seafoods Holdings LLC, American Seafoods Consolidated LLC, American Seafoods Group LLC, the banks and other financial institutions from time to time party thereto, Harris Trust and Savings Bank, as Documentation Agent, the Bank of Nova Scotia, as Syndication Agent, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender.

7.	Second Amended and Restated Credit Agreement, dated as of December 16, 2002, as amended to date, among American Seafoods Holdings LLC, American Seafoods Consolidated LLC, American Seafoods Group LLC, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender.

8.	First Amendment to Second Amended and Restated Credit Agreement, dated as of January 15, 2004, as amended to date, among American Seafoods Holdings LLC, American Seafoods Consolidated LLC, American Seafoods Group LLC, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender.

9.	Second Amendment to Second Amended and Restated Credit Agreement, dated as of September 29, 2004, as amended to date, among American Seafoods

B-1

Holdings LLC, American Seafoods Consolidated LLC, American Seafoods Group LLC, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender.

10.	the CDQ Royalty Agreement, dated October 8, 2003, between American Seafoods Company LLC and Bristol Bay Economic Development Corp., whereby American Seafoods Company LLC purchases from Bristol Bay Economic Development Corp. 2.1% of the total allowable catch allocated to it through December 31, 2005.

11.	the Registration Rights Agreement; and

12.	the Indenture.

B-2

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF OPINION OF NEW YORK COUNSEL FOR THE COMPANIES

Opinion of counsel for the Companies to be delivered pursuant to Section 5(c)(i) of the Purchase Agreement.

We have acted as special counsel to ASG Consolidated LLC, a Delaware limited liability company (the “Company”), and ASG Finance, Inc., a Delaware corporation (“ASG Finance” and, together with the Company, the “Issuers”), in connection with (a) the issuance and sale today of $124,852,000 aggregate principal amount of 11½% Senior Discount Notes of the Issuers due 2011 (the “Securities”) to Banc of America Securities LLC and Goldman, Sachs & Co. (together, the “Initial Purchasers”) pursuant to the Purchase Agreement, dated as of October 14, 2004 (the “Purchase Agreement”), among the Issuers and the Initial Purchasers, and (b) the preparation of (i) the Purchase Agreement, (ii) the Indenture, dated as of October 19, 2004 (the “Indenture”), among the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (iii) the Registration Rights Agreement, dated as of October 19, 2004 (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers and (iv) the Offering Memorandum, dated October 14, 2004, relating to the Securities (the “Offering Memorandum”). All capitalized terms used herein without definition have the respective meanings specified in the Purchase Agreement. We are delivering this opinion to you pursuant to Section 5(c)(i) of the Purchase Agreement.

In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuers, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Issuers delivered to us, the representations and warranties of the parties to the Purchase Agreement that are contained in or made pursuant to the Purchase Agreement, and certificates and other statements or information of or from public officials and officers and representatives of the Issuers and others (including without limitation the Initial Purchasers). We have assumed performance of and compliance with the covenants and agreements contained in the Purchase Agreement by the parties thereto, compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Purchase Agreement and the Offering Memorandum, the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to which the Initial Purchasers initially resell Securities, and receipt by each such purchaser of a copy of the Offering Memorandum prior to such sale. We have also assumed that (a) each Initial Purchaser has the power and authority to enter into and perform its obligations under the Purchase Agreement and the Registration Rights Agreement, (b) the Purchase Agreement and

the Registration Rights Agreement have been duly authorized, executed and delivered by each Initial Purchaser and are valid, legally binding and enforceable upon each Initial Purchaser, (c) the Trustee has the power and authority to enter into and perform its obligations under the Indenture, (d) the Indenture has been duly authorized, executed and delivered by the Trustee and is valid, legally binding and enforceable upon the Trustee and (e) the Securities have been, and the Exchange Securities will be, duly authenticated by the Trustee in the manner provided in the Indenture.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. ASG Finance is validly existing as a corporation in good standing under the laws of the State of Delaware. ASG Finance has the corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Letter of Representations.

2. The Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Company has the limited liability company power and authority to own its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Letter of Representations.

3. All of the issued and outstanding shares of capital stock of ASG Finance have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company. Based solely on our review of the Amended and Restated Limited Liability Company Agreement of the Company, dated October 14, 2004, among American Seafoods Holdings LLC, a Delaware limited liability company, American Seafoods Consolidated LLC, a Delaware limited liability company, and ASC, Inc., a Washington corporation, and the Contribution Agreement, dated October 14, 2004, among American Seafoods Consolidated LLC, ASC, Inc. and the Company, all of the membership interests in the Company are owned by American Seafoods Consolidated LLC and ASC, Inc.

4. No holder of membership interests in the Company and no other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or by-laws of ASG Finance, the certificate of formation or limited liability company agreement of the Company or the Limited Liability Company Act of the State of Delaware.

5. The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers.

6. Each of the Registration Rights Agreement and the DTC Letter of Representations has been duly authorized, executed and delivered by each of the Issuers and is a valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms.

7. The Indenture has been duly authorized, executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms.

8. The Securities have been duly authorized by each of the Issuers for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by each of the Issuers and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms.

9. The Exchange Securities have been duly authorized for issuance by each of the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the exchange offer, will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms.

10. The statements in the Offering Memorandum under the captions “Description of Notes,” insofar as such statements constitute a summary of the provisions of the Securities and the Indenture, provide a fair summary, in all material respects, of the Securities and the Indenture.

11. The statements in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain United States Federal income tax consequences of the purchase, ownership and disposition of the Securities by certain U.S. Holders (as defined in the Offering Memorandum), provide a fair summary of such consequences under current law.

12. No consent, approval, authorization or other order of, or registration or filing with, any United States Federal or New York State governmental or regulatory authority or agency known to us to have jurisdiction over the Issuers is required for either of each of the Issuers’ execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, except (a) as described in the Offering Memorandum or as have been obtained or made, (b) as may be required by maritime laws or the rules or regulations of the Department of Transportation or the Maritime Administration thereof, (c) as may be required by Federal and state securities laws, statutes, rules or regulations (as to which we express no opinion except as stated in paragraph 15 below) or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) with respect to either of each of the Issuers’ obligations under the Registration Rights Agreement, (d) as may be required under or pursuant to applicable state securities or blue sky laws, statutes, rules, regulations or orders, and (e) for other consents, approvals, authorizations, orders, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Change.

13. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities and the Indenture by the Issuers and the performance by the Issuers of their obligations thereunder (other than performance by the Issuers of their obligations under the indemnification section of the Purchase Agreement and the Registration Rights Agreement, as to which we express no opinion) (a) will not result in any violation of the provisions of the charter or by-laws of ASG Finance or the certificate of formation or limited liability company agreement of the Company, (b) will not, in any material respect, constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers pursuant to the agreements listed on Annex A hereto or (c) to our knowledge, will not result in any violation of any applicable United States or New York State law, the General Corporation Law and Limited Liability Company Act of the State of Delaware or any regulation or rule known to us of any United States or New York State administrative agency applicable to the Issuers, except, in the case of (b) and (c) above, as would not reasonably be expected to have a Material Adverse Change and except that we express no opinion as to maritime laws or the rules and regulations of the Department of Transportation or the Maritime Administration thereof (and provided that our opinion as to any applicable securities law, rules or regulations is limited to that expressed in paragraph 15 below).

14. None of the Issuers is, nor after receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

15. Assuming the accuracy of the representations, warranties and covenants of the Issuers and the Initial Purchasers contained in the Purchase Agreement (including without limitation the representation made by the Initial Purchasers in Section 2(f) thereof), no registration of the Securities under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers to Qualified Institutional Buyers or pursuant to Regulation S under the Securities Act in the manner contemplated by the Purchase Agreement and the Offering Memorandum, other than any registration or qualification that may be required in connection with the exchange offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. We express no opinion, however, as to when or under what circumstances any Securities initially sold by the Initial Purchasers may be reoffered or resold.

The opinions set forth above are subject to the following additional qualifications and assumptions:

(a) In rendering the opinions set forth in paragraphs 1 and 2 above concerning the valid existence and good standing of ASG Finance and the Company, we have relied solely on good standing certificates of the Secretary of State of the State of Delaware.

(b) In rendering the opinion set forth in paragraph 3 above, we have assumed that the consideration required by the resolutions of the Board of Directors of ASG Finance authorizing the issuance of all of the issued capital stock of ASG Finance has been received in full by ASG Finance.

(c) The opinions set forth in paragraphs 6, 7, 8 and 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding at law or equity, (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality and (iv) limitations with respect to enforceability of provisions providing for indemnification or contribution, arising under applicable law (including court decisions) or public policy.

(d) For purposes of the opinions set forth in paragraphs 12 and 13 above, we have reviewed only those statutes, rules and regulations that in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement and the Indenture.

(e) For purposes of the opinion set forth in paragraph 13 above, we have assumed that the Second Amendment to Second Amended and Restated Credit Agreement (the “Second Amendment”), dated as of September 29, 2004, among American Seafoods Holdings LLC, American Seafoods Consolidated LLC, American Seafoods Group LLC, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender shall have become effective and all conditions precedent to the effectiveness of the Second Amendment shall have been satisfied.

(f) We express no opinion as to any waiver of inconvenient forum set forth in any agreement. We express no opinion as to any obligation set forth in any agreement to pay any amount in U.S. dollars where a final judgment concerning such obligation is rendered in another currency. We express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

(g) Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, any state securities or “blue sky” laws, statutes, rules or regulations, any Federal or state laws regarding fraudulent transfers or conveyances, or any provisions of state law restricting dividends, loans or other distributions by a corporation or limited liability company to or for the benefit of its stockholders or members.

*        *        *        *

We have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Offering Memorandum, except to the limited extent stated in paragraphs 10 and 11 above. In the course of our review and discussion of the contents of the Offering Memorandum with certain officers and employees of the Issuers and their independent accountants, but without independent check or verification, no facts have come to our attention which cause us to believe that the Offering Memorandum (other than financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, as to which we express no belief) at the date thereof contained or as of the date hereof contains an untrue statement of a material fact, or at the date thereof omitted or as of the date hereof omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

*        *        *        *

The opinions expressed herein are limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law and Limited Liability Company Act of the State of Delaware, as currently in effect, in each case that in our experience are generally applicable to transactions of the type contemplated by the Purchase Agreement and the Indenture, provided that no opinion is given herein with respect to maritime laws or the rules or regulations of the Department of Transportation or the Maritime Administration thereof. In particular (and without limiting the generality of the foregoing) we express no opinion (1) as to the laws of any country (other than the Federal laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any party to or beneficiary of any agreements or (2) concerning the effect (if any) of any law of any jurisdiction (except the State of New York) in which any holder of any Security is located that limits the rate of interest that such holder may charge or collect. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions or beliefs expressed herein after the date hereof. The opinions and beliefs expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent.

Very truly yours,

Debevoise & Plimpton LLP

Annex A

Agreements

1.	Amended and Restated Securityholders Agreement, dated October 4, 2002, among American Seafoods, L.P., ASC Management, Inc., Centre Capital Investors III, L.P., Centre Capital Individual Investors III, L.P., CP3 Tax-Exempt Holdings Corp., ASC Offshore Holdings Corp., Centre Capital Partners Coinvestments III, L.P., Coastal Villages Pollock LLC, the Additional Securityholders, the Initial Management Securityholders and the Warrantholders.

2.	Second Amended and Restated Credit Agreement, dated as of December 16, 2002, as amended on January 15, 2004 and September 29, 2004, among American Seafoods Holdings LLC, American Seafoods Consolidated LLC, American Seafoods Group LLC, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender.

3.	Indenture, dated as of April 18, 2002, as supplemented on December 16, 2002 and September 26, 2003, among American Seafoods Group LLC, American Seafoods Finance, Inc., the Guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee, relating to the 10 1/8% Senior Subordinated Notes due 2010.

4.	Pollock Conservation Cooperative Agreement, dated December 19, 1998, granting American Seafoods Company the right to harvest and process a specified amount of the directed pollock catch.

5.	CDQ Royalty Agreement, dated October 4, 2002, between American Seafoods Company LLC and Coastal Villages Region Fund, whereby American Seafoods Company LLC purchases from Coastal Villages Region Fund a specified amount of the pollock community development quota allocated to it.

6.	Royalty Agreement, dated October 8, 2003, between American Seafoods Company LLC and Bristol Bay Economic Development Corp., whereby American Seafoods Company LLC purchases from Bristol Bay Economic Development Corp. a specified amount of the pollock community development quota allocated to it.

Very truly yours,

1

EXHIBIT C

FORM OF OPINION OF WASHINGTON COUNSEL FOR THE COMPANIES

We have acted as local counsel in the States of Alaska and Washington to ASG Consolidated LLC, a Delaware limited liability company (“LLC”), in connection with its execution and delivery to you of the Purchase Agreement and certain related transaction documents referred to therein. We are delivering this opinion to you at LLC’s request pursuant to LLC’s undertakings under Section 5(c)(ii) of the Purchase Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

The opinions we express herein are limited to the general laws of the State of Washington and, in respect of our first and second opinions, the general laws of the State of Alaska. Otherwise, unless addressed specifically in a stated opinion, our opinion excludes the federal law of the United States of America and the laws of all other states, including, without limitation, such federal and state regulations.

In connection with this opinion we have examined the following documents, instruments, and certificates:

(1)	Purchase Agreement;

(2)	Registration Rights Agreement;

(3)	DTC Letter of Representations;

(4)	Securities;

(5)	The form of Exchange Securities;

(6)	Indenture;

(7)	Certificates of an Officer of LLC and of ASG Finance, Inc. (“Finance”), each dated October 19, 2004, and the documents attached as exhibits to each such certificate; and

(8)	Certain certificates related to American Seafoods Group LLC and American Seafoods Company LLC (the “Material Subsidiaries”), as follows:

(a)	Certificate of Authority/Existence issued by the Secretary of State of the State of Washington, dated October 19, 2004, in respect of each Material Subsidiary; and

(b)	Certificates of Compliance issued by the Secretary of State of the State of Alaska, dated October 19, 2004, in respect of each Material Subsidiary.

We refer to the documents in paragraphs 1 through 6 above, collectively, as the “Transaction Documents,” and all the documents above, collectively, as the “Examined Documents.”

Furthermore, since neither LLC, Finance nor any Material Subsidiary is organized under the laws of the State of Washington, we have assumed that: (i) each is duly organized, validly existing, and in good standing as a limited liability company under the laws of Delaware; (ii) each has all the necessary corporate power and corporate authority to enter into, and to perform its obligations, under each of the Transaction Documents; (iii) each has authorized, by all necessary corporate action, the execution and delivery of, and the performance of its obligations under, each of the Transaction Documents; and (iv) each has duly executed and delivered the Transaction Documents. We have also assumed, without independent verification, the following:

(a) The genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents, instruments, and certificates submitted to us as originals or copies, the exact conformity with the executed originals of all documents, instruments, and certificates submitted to us as copies, and the accuracy and completeness of all documents and records made available to us by or on behalf of LLC, Finance or the Material Subsidiaries;

(b) Each document, instrument, and certificate submitted to us has been duly executed and delivered, pursuant to all requisite corporate power and authority (corporate and otherwise), by or on behalf of all persons and entities that are signatories thereto, and each of the Transaction Documents constitutes a valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms; and

(c) LLC and Finance will execute and deliver the Exchange Securities in a form that is identical to that attached to the Indenture.

Similarly, as to matters of fact material to our opinions, we have relied on statements contained in the Examined Documents. Aside from public records included among the Examined Documents, we have not independently reviewed any public records such as tax status, court filings, corporate dissolution filings, and the like.

When we use the phrase “to our knowledge” or words of similar effect in this opinion, we mean the current conscious awareness of Matthew L. Fick and E. Thaddeus Lewis.

Based on the foregoing limitations, examinations, and assumptions, and subject to each qualification set forth below, we are of the opinion that:

1. To our knowledge, each Material Subsidiary is duly qualified to do business and is in good standing as a foreign limited liability company in Alaska and Washington.

2. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities

and the Indenture by LLC and Finance and the performance by LLC and Finance of their obligations thereunder (other than performance by LLC and Finance of their obligations under the indemnification section of the Purchase Agreement, as to which we express no opinion), to our knowledge, will not result in any violation of any provision of Washington State statutory law or regulation applicable to LLC or Finance.

The opinions we express above are qualified by the following statements:

A. We do not express any opinion on the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws that affect the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity.

B. The courts of the State of Washington may consider extrinsic evidence of the circumstances surrounding the making of an agreement to ascertain the intent of the parties in using the language employed in the agreement, regardless of whether or not the language used in the agreement is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the agreement.

C. The right to take certain actions or to exercise certain rights or remedies provided for by an agreement may be affected by laws or decisions imposing duties to act in good faith or in a commercially reasonable manner.

D. Under the laws of the State of Washington, any provision in an agreement requiring a party to pay another party’s attorneys’ fees and costs in any action to enforce the provision of such agreement will be construed to entitle the prevailing party in any such action, whether or not such party is the party specified in such agreement, to be awarded its reasonable attorneys’ fees, costs, and necessary disbursements.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion, or information confirmed in this opinion letter.

We furnish this opinion letter to you solely for your benefit in connection with the transactions contemplated in the Purchase Agreement. Neither you nor any other person may use or rely on this opinion letter for any other purpose without our prior written consent.

                Sincerely,

MUNDT MacGREGOR L.L.P.

EXHIBIT D

FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANIES

Opinion of counsel for the Companies to be delivered pursuant to Section 5(c)(iii) of the

Purchase Agreement.

I am General Counsel of ASG Consolidated LLC, a Delaware limited liability company (the “Company”). I am delivering this letter to you pursuant to Section 5(c)(iii) of the Purchase Agreement, dated October 14, 2004 (the “Purchase Agreement”), among the Company, ASG Finance, Inc., a Delaware corporation (“ASG Finance” and, together with the Company, the “Issuers”), Banc of America Securities LLC and Goldman, Sachs & Co. All other capitalized terms used herein without definition have the respective meanings specified in the Purchase Agreement.

The opinions I express herein are limited to the general laws of the state of Washington and, to the extent relevant to the opinion expressed in paragraph 5 below, the federal laws of the United States of America (exclusive of any securities laws).

In connection with this opinion I have examined the following documents:

1.	Purchase Agreement;

2.	Offering Memorandum dated October 14, 2004; and

3.	Certificate of the Secretary of the Company, dated October 19, 2004, including the attachments thereto, consisting of the certificate of incorporation and by-laws of ASG Finance, and the certificate of formation and limited liability company agreement of the Company.

I refer to all these documents collectively as the “Examined Documents.”

In rendering the opinions set forth in this letter, I have assumed, without independent verification, the genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents, instruments, and certificates submitted to me as originals or copies, the exact conformity with the executed originals of all documents, instruments, and certificates submitted to me as copies, and the accuracy and completeness of all documents and records made available to me by or on behalf of the Company and ASG Finance. As to matters of fact material to my opinions, I have relied on statements contained in the Examined Documents and have considered, without any special review for purposes of preparing this letter, such other documents as I have had occasion to review in the normal course of my activities as an officer of the Company. Otherwise, aside from public records included among the Examined Documents, I have not independently reviewed any public records.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1. To the best of my knowledge and except as otherwise disclosed or referenced in the Offering Memorandum, neither of the Issuers nor any of their subsidiaries is in violation of its certificate of formation or certificate of incorporation, as the case may be, or by-laws or limited liability company agreement, as the case may be, or any law, administrative regulation or administrative court decree applicable to the Issuers or any of their subsidiaries or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material agreements, instruments and documents, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

2. To the best of my knowledge and except as otherwise disclosed or referenced in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or threatened (a) against or affecting either Issuer or any of their subsidiaries or (b) which has as the subject thereof any property owned or leased by either Issuer or any of their subsidiaries where, in any such case described in clause (a) or (b), (i) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to either Issuer or such subsidiary and (ii) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by the Purchase Agreement and by the Offering Memorandum in the “Use of Proceeds” section.

3. All of the membership interests in American Seafoods Group LLC and its subsidiaries are owned by the Company, directly or through subsidiaries, and, other than (a) pursuant to the Second Amended and Restated Credit Agreement, dated as of December 16, 2002, as amended, among the Company, Bank of America, N.A. and the other parties thereto, as amended, and (b) pursuant to guarantees granted by certain of the Company’s subsidiaries in connection with the issuance and sale by American Seafoods Group LLC and American Seafoods, Inc. of $175 million aggregate principal amount of 10 1/8% notes due 2010, the Company has not granted with respect to any such membership interest, any security interest, mortgage, pledge, lien or encumbrance; and, to the best of my knowledge, there exists no pending or threatened claim with respect to any such membership interest.

4. No holder of membership interests in the Company, nor any other person, has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the certificate of incorporation or by-laws of ASG Finance, the certificate of formation or limited liability company agreement of the Company or, to the best of my knowledge, otherwise.

5. The statements in the Offering Memorandum under the caption “Our Company-Litigation,” insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters specifically described therein.

The opinions I express above are qualified by the following statements:

A. I do not express any opinion on the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws that affect the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity.

B. As a basis for the opinion set forth in paragraph 3 above, I have reviewed the limited liability company agreement of the Company and relied on the abovereferenced certificate of the Secretary of the Company. As a basis for the opinion set forth in paragraph 4 above, I have also relied on such certificate.

I am furnishing this opinion letter to you in accordance with the local Washington practice. This letter is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without my prior written consent. I assume no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

Very truly yours,

Matthew D. Latimer,

Chief Legal Officer and General Counsel

EXHIBIT E

FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANIES

Opinion of counsel for the Companies to be delivered pursuant to Section 5(c)(iv) of the

Purchase Agreement.

We have acted as special maritime counsel to (i) ASG Consolidated LLC, a Delaware limited liability company (“ASG LLC”) and (ii) ASG Finance, Inc., a Delaware corporation and wholly owned subsidiary of ASG LLC (“ASG Inc.” and, together with ASG LLC, collectively, the “Companies” and, each individually, a “Company”), in connection with the execution and delivery by the Companies of the Purchase Agreement dated October 19, 2004, by and among the Companies and Banc of America Securities LLC (the “Purchase Agreement”). Capitalized terms not otherwise defined herein are used with the meanings specified in the Purchase Agreement. This opinion is being delivered to you in partial satisfaction of the condition precedent set forth in Section 5(c)(iv) of the Purchase Agreement.

In connection with rendering this opinion, we have examined copies of the Purchase Agreement, the Securities, and the Exchange Securities. In making such examinations, we have assumed, but have not independently verified, that all signatures on apparently original documents examined by us are authentic and that all documents submitted to us as copies conform to the originals.

Based upon the foregoing, and subject to the qualifications and limitations hereinafter stated, we are of the opinion that:

1. The statements in the Offering Memorandum under the caption “Government Regulation,” insofar as they relate to the United States citizenship requirements imposed by the American Fisheries Act (as set forth in Chapter 121 of Title 46 of the United States Code) on vessels of 100 feet or greater in registered length having a fishery endorsement (hereinafter, “Fishery Vessels”), insofar as such statements constitute matters of law, summaries of legal matters, or documents, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein;

2. No consent, approval, authorization or other order of, or registration or filing pursuant to, United States laws referred to in the preceding paragraph, to the extent those laws apply to Fishery Vessels, is required for either of the Company’s execution, delivery and performance of the Purchase Agreement, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated thereby and by the Offering Memorandum, except that: (i) each of the Companies, any purchasers of the Securities described in the Purchase Agreement (including the Initial Purchaser and any Subsequent Purchasers), and any mortgagee or mortgage trustee under the Senior Credit Facility will have to comply with Section 2202 of Public Law 107-20, and the implementing regulations thereto, and (ii) to the extent that there are changes in the ownership or control of the Companies or of any

E-1

subsidiaries of the Companies that directly or indirectly own Fishery Vessels, the Maritime Administration (“MarAd”) of the United States Department of Transportation must be notified of such changes within thirty days and a new affidavit of U.S. citizenship reflecting such changes and otherwise in compliance with Part 356 of Title 46 of the Code of Federal Regulations must be filed with MarAd at the time the Companies’ annual citizenship affidavits are due;

3. Provided that the actions described in clauses (i) and (ii) of paragraph 2 above are taken in a timely manner, the execution and delivery of the Purchase Agreement, the Securities and the Exchange Securities by the Companies and the performance by the Companies of their obligations thereunder (other than performance by the Companies of their obligations under the indemnification provisions of the Purchase Agreement and the Registration Rights Agreement, as to which we express no opinion), to our knowledge, will not result in any violations of the laws referred to in paragraph 1 of this opinion applicable to Fishery Vessels owned by the Companies.

The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to advise the addressee of this opinion of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention, including but not limited to, changes which could result from pending or future regulations, legislation, law and jurisprudence.

This letter and the opinion set forth herein are solely for the benefit of the addressees hereof, and their successors and assigns. Without our prior written consent, no person other than the addressees hereof is entitled to rely on this opinion for any reason.

Very truly yours,

PRESTON GATES ELLIS & ROUVELAS MEEDS LLP

By
William N. Myhre

E-2

ANNEX I

TERMS AND CONDITIONS OF OFFERS AND SALES

The Initial Purchasers understand that:

(a) Each Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Each Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and including the statements required by Regulation S.

(b) Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Institutional Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

Annex I-1